UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 23, 2004

Alliance Bancorp of New England, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13405	06-1495617

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

348 Hartford Turnpike, Vernon, CT	06066

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      (860) 875-2500

Not Applicable

(Former name or former address, if changed since last report)

Item 9.      Regulation FD Disclosure

     On February 17 and 20, 2004, the Company was notified via public filings with the Securities and Exchange Commission that the FBR Family of Funds, mutual funds managed by a subsidiary of Friedman, Billings, Ramsey Group, Inc., an affiliate of the Company’s outside investment advisor, Friedman, Billings, Ramsey & Co., Inc., was the owner of 251,500 shares or 9.3% of the Company’s common stock. The original filing was effective at 4:51 p.m. on February 17, 2004, and the amended filing was effective at 3:48 p.m. on February 20, 2004. The notice on Schedule 13G/A filed with the Securities and Exchange Commission and describing FBR Family of Funds’ ownership, is attached hereto as Exhibit 99.1.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2004	ALLIANCE BANCORP OF
NEW ENGLAND, INC.
Registrant

	By:	/s/ David H. Gonci

David H. Gonci
Senior Vice President/
Chief Financial Officer